Exhibit 21.1

HESS MIDSTREAM LP(1)

Name of Company	Jurisdiction
Hess Bakken Processing LLC	Delaware
Hess Infrastructure Partners Finance Corporation	Delaware
Hess Infrastructure Partners Holdings LLC	Delaware
Hess Infrastructure Partners LP	Delaware
Hess LM4 Plant LLC	Delaware
Hess Mentor Storage Holdings LLC	Delaware
Hess Mentor Storage LLC	Delaware
Hess Midstream Holdings LLC	Delaware
Hess Midstream Operations LP (formerly known as “Hess Midstream Partners LP”)	Delaware
Hess Midstream Partners GP LLC	Delaware
Hess Midstream Partners GP LP	Delaware
Hess North Dakota Export Logistics GP LLC	Delaware
Hess North Dakota Export Logistics Holdings LLC	Delaware
Hess North Dakota Export Logistics LLC	Delaware
Hess North Dakota Export Logistics Operations LP	Delaware
Hess North Dakota Pipelines GP LLC	Delaware
Hess North Dakota Pipelines Holdings LLC	Delaware
Hess North Dakota Pipelines LLC	Delaware
Hess North Dakota Pipelines Operations LP	Delaware
Hess Tank Cars Holdings II LLC	Delaware
Hess Tank Cars Holdings LLC	Delaware
Hess Tank Cars II LLC	Delaware
Hess Tank Cars LLC	Delaware
Hess TGP GP LLC	Delaware
Hess TGP Holdings LLC	Delaware
Hess TGP Operations LP	Delaware
Hess Tioga Gas Plant LLC	Delaware
Hess Water Services Holdings LLC	Delaware
Hess Water Services LLC	Delaware
Little Missouri 4 LLC	Delaware
Tioga Hydrocarbon Gathering Company, LLC	Delaware
Tioga Midstream LLC	Delaware
Tioga Water Gathering Company, LLC	Delaware

(1)	As of the closing of the Restructuring. These entities are not currently subsidiaries of Hess Midstream LP.